SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 27, 2003

(Date of earliest event reported)

ClickSoftware Technologies Ltd.

(Exact name of registrant as specified in its charter)

Israel	000-30827	Not Applicable

(State or other jurisdiction	(Commission File Number)	(IRS Employee
of incorporation)		Identification No.)

34 Habarzel Street Tel- Aviv,
Israel 69710

(Address of principal executive offices) (Zip Code)
Registrant’s telephone, including area code: (972-3) 765-9400
Not Applicable

(Former name and former address, if changed since last report)

TABLE OF CONTENTS

Item 7. Financial Statements and Exhibits

Item 12. Results of Operations and Financial Condition

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

Item 7. Financial Statements and Exhibits.

(c)     Exhibits.

        The following exhibits are furnished herewith:

EXHIBIT NO.	TITLE

99.1	Press release dated October 27, 2003.

Item 12. Results of Operations and Financial Condition.

        ClickSoftware Technologies Ltd. issued a press release on October 27, 2003 (the “Press Release”) to announce its financial results for the third quarter ended September 30, 2003. A copy of the Press Release is furnished as Exhibit 99.1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICKSOFTWARE TECHNOLOGIES LTD. BY: /S/ Shmuel Arvatz —————————————— Shmuel Arvatz Executive Vice President and Chief Financial Officer

Dated: October 27, 2003

EXHIBIT INDEX

EXHIBIT NO.	TITLE

99.1	Press release dated October 27, 2003.

CLICKSOFTWARE REPORTS RECORD NET INCOME
PROFITABLE FOR 3RD CONSECUTIVE QUARTER
ON 28% REVENUE INCREASE FROM PREVIOUS YEAR

BURLINGTON, MA, October 27 – ClickSoftware Technologies, Ltd., (NasdaqSC: CKSW) a leading provider of end-to-end service chain optimization software, today announced results for the third quarter ended September 30, 2003.

For the third quarter of 2003, total revenues were $5.9 million, with record consolidated net income of $687,000, or $0.03 per share. This compares with revenues of $4.6 million and a net loss of $1.8 million, or a loss of $0.07 per share, for the same period last year, and revenues of $ 5.1 million and consolidated net income of $173,000, or $0.01 per share, for the second quarter of 2003.

Software license revenues for the third quarter of 2003 were $3.1 million, while service revenues were $2.8 million. This compares to software license revenues of $2.3 million and service revenues of $2.3 million for the same period last year, and $2.3 million in software licenses revenues and $2.8 million in service revenues in the second quarter of 2003.

Gross profit in the third quarter was $3.9 million, or 66% of revenues, compared to $2.7 million, or 59% of revenues, in the same period last year, and $3.3 million, or 66% of revenues, in the second quarter of 2003.

Net cash from operating activities increased to $1.7 million in the third quarter of 2003 and to $3.4 million for the nine months ended September 30, 2003. The company increased its cash reserves (cash, cash equivalents and short and long-term investments) by $3.4 million from December 31, 2002. As of September 30, 2003, the company had cash, cash equivalents, and short and long-term investments of $10.1 million. Total assets at the close of the quarter were $16.6 million and stockholders’ equity was $8.0 million.

Deferred revenues increased to $2.6 million, up from $1.4 million at the end of second quarter.

“The third quarter was marked by the addition of several new clients—including large orders from Deutsche Telekom and United Utilities—as well as successful deployment of our products at five companies. The continuing wins of new large clients and the successful deployment of existing clients sets the stage for continuing growth in 2004 and further distances ClickSoftware from its competitors,” said Dr. Moshe BenBassat, ClickSoftware’s Chairman and Chief Executive Officer.

“The consistent improvement in revenue growth, profitability, and cash reserves is also reflected in solid operational fundamentals such as the significant third quarter increase in revenues per employee to a run rate of $192,000. In addition, our deferred revenues have increased significantly, giving us much clearer visibility into the upcoming quarters,” BenBassat added

Outlook
ClickSoftware said it currently believes that fourth quarter revenues should increase by about 5% over the third quarter, which should enable the company to be profitable for the fourth consecutive quarter and for the full fiscal year.

9-Month Summary
For the first nine months of 2003, total revenues were $ 16.1 million, with consolidated net income of $1.0 million, or $0.04 per share. This compares with revenues of $ 11.2 million and a net loss of $6.0 million, or a loss of $0.24 per share, for the first nine months of 2002. The $16.1 million revenues for the first nine months of 2003 are already higher than the full year $15.8 million revenues for 2002, indicating a run rate growth of about 40% in 2003.

Investor Conference Call
ClickSoftware will host a conference call today at 8:30 a.m. ET to discuss these results and answer questions from the investment community. To participate, please call (800) 473-6123 and ask for the ClickSoftware conference call. International participants, please call (973) 582-2706. The conference call will be simultaneously webcast (in listen mode only) and is available via the Internet at http://www.clicksoftware.com. A replay of this call will be available on the ClickSoftware website, or by calling (877) 519-4471 (international callers can dial (973) 341-3080). The pass-code for the replay is 4237081.

About ClickSoftware
ClickSoftware is a leading provider of end-to-end service optimization solutions that maximize service revenue and customer responsiveness while minimizing costs. ClickSoftware’s ServiceOptimization suite includes strategic and tactical workforce planning, optimized service scheduling, intelligent problem resolution, wireless workforce management, and business analytics, connecting all organizational levels and all functions.

The company is headquartered in Burlington, MA and Israel, with offices in the United States, Europe, and Asia Pacific. For more information about ClickSoftware, call (781) 272-5903 or (888) 438-3308 or visit http://www.clicksoftware.com

This press release contains express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, those regarding future results of operations and visibility into future quarters, continued growth and rate of growth, performance of competitors and the ability to sustain profitability. Such “forward-looking statements” involve known and unknown risks, uncertainties and other factors, which may cause actual results or performance to be materially different from those projected. ClickSoftware’s achievement of these results may be affected by many factors, including among others, the following: uncertainties regarding the general economic outlook; the length of or change in the company’s sales cycle; the company’s ability to identify potential customers and to close sales to potential customers in a timely manner; the company’s ability to maintain relationships with strategic partners; the ability of the company’s professional services group to successfully complete implementations; level of competition; and the company’s ability to predict and control expenses and to align revenues and expenses. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in ClickSoftware’s annual report on Form 10-K for the year ended December 31, 2002 and subsequent quarterly reports on Form 10-Q and its other filings with the Securities and Exchange Commission.

Contacts:
Shmuel Arvatz
Chief Financial Officer
++972-3-7659422
Shmuel.Arvatz@clicksoftware.com

Howard Kalt
Kalt Rosen & Co.
(415) 397-2686
Kalt@KRC-IR.com

ClickSoftware Technologies Ltd.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30	December 31
	2003	2002

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,847	$3,400
Short-term investments	5,008	2,949
Trade receivables, net	3,247	4,043
Other receivables and prepaid expenses	1,523	1,254

Total current assets	14,625	11,646

FIXED ASSETS
Cost	4,072	4,119
Less - accumulated depreciation	3,045	2,869

	1,027	1,250

Long-term investments	218	280
Severance pay deposits	763	781

Total Assets	$16,633	$13,957

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term loans	$--	$17
Accounts payable and accrued expenses	4,530	5,369
Deferred revenues	2,649	411

Total current liabilities	7,179	5,797

LONG TERM LIABILITIES
Accrued severance pay	1,465	1,476

Total long-term liabilities	1,465	1,476

Total liabilities	8,644	7,273

SHAREHOLDERS' EQUITY
Ordinary shares of NIS 0.02 par value	104	102
Additional paid-in capital	69,380	69,196
Deferred Stock Compensation	--	(101)
Accumulated deficit	(61,452)	(62,470)
Treasury stock, at cost: 39,000 shares	(43)	(43)

Total shareholders' equity	7,989	6,684

Total liability and shareholders' equity	$16,633	$13,957

ClickSoftware Technologies Ltd.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended
	September 30,2003		September 30 ,2002
	$	% of Revenues	$	% Of Revenues
Revenues:
Software license	$ 3,116	53%	$ 2,335	51%
Services	2,786	47%	2,274	49%

Total revenues	5,902	100%	4,609	100%

Cost of revenues:
Software license	347	6%	337	7%
Services	1,670	28%	1,539	34%

Total cost of revenues	2,017	34%	1,876	41%

Gross profit	3,885	66%	2,733	59%

Operating expenses:
Research and development costs, net	414	7%	729	16%
Selling and Marketing expenses	1,998	34%	2,599	56%
General and administrative expenses	1,007	17%	1,154	25%
Amortization of deferred stock-based
compensation	-	-	75	2%

Total operating expenses	3,419	58%	4,557	99%

Income (Loss) from operations	466	8%	(1,824)	(40)%
Interest and other income (expenses), net	221	4%	(9)	0%

Net Income (loss)	$ 687	12%	$ (1,833)	(40)%

Net Income (loss) per ordinary share:
Basic	$ 0.03		$ (0.07)

Diluted	$ 0.03		$ (0.07)

Shares used in computing basic Net income (loss)
per share	25,729,470		25,329,521

Shares used in computing diluted Net Income
(loss) per share	27,046,509		25,329,521

ClickSoftware Technologies Ltd.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Nine Months Ended
	September 30, 2003		September 30 , 2002
	$	% of Revenues	$	% Of Revenues
Revenues:
Software license	$ 7,671	48%	$ 4,711	42%
Services	8,432	52%	6,465	58%

Total revenues	16,103	100%	11,176	100%

Cost of revenues:
Software license	783	5%	654	6%
Services	4,769	29%	4,330	39%

Total cost of revenues	5,552	34%	4,984	45%

Gross profit	10,551	66%	6,192	55%

Operating expenses:
Research and development costs, net	1,408	9%	2,136	19%
Selling and Marketing expenses	5,780	36%	7,979	71%
General and administrative expenses	2,504	16%	2,046	18%
Amortization of deferred stock-based
compensation	101	0%	225	2%

Total operating expenses	9,793	61%	12,386	110%

Income (Loss) from operations	758	5%	(6,194)	(55)%
Interest and other income (expenses), net	260	1%	183	1%

Net Income (loss)	$ 1,018	6%	$ (6,011)	(54)%

Net Income (loss) per ordinary share:
Basic	$ 0.04		$ (0.24)

Diluted	$ 0.04		$ (0.24)

Shares used in computing basic Net Income (loss)
per share	25,664,058		25,550,633

Shares used in computing diluted Net Income (loss)
per share	26,201,352		25,550,633